Exhibit 99.1

Ready Capital Corporation Stockholders Approve Issuance of Common Stock in Mergers with Funds Managed by MREC Management, LLC

New York, New York, March 14, 2022 / PRNewswire / – Ready Capital Corporation (NYSE:RC) (“Ready Capital” or the “Company”) today announced that at the special meeting of stockholders held today, conducted by means of a virtual meeting held live over the internet, its stockholders approved the issuance of the Company’s common stock (“Common Stock”) pursuant to the terms of the previously announced merger agreement pursuant to which Ready Capital has agreed to acquire via mergers (the “Mergers”) a series of privately held, real estate structured finance opportunities funds with a focus on construction lending (the “Mosaic Funds”) managed by MREC Management, LLC (the “Mosaic Manager”). Following the mergers, Ready Capital is expected to have a pro forma equity capital base in excess of $1.8 billion. The acquisition is expected to further expand Ready Capital's investment portfolio to include a diverse portfolio of construction assets with attractive portfolio yields resulting in expected earnings accretion and a reduced leverage profile.

The Mergers are expected to close on March 16, 2022, subject to customary closing conditions. As a result of the Mergers (assuming all of the Mergers are consummated), Ready Capital will acquire all of the outstanding equity interests in Mosaic Real Estate Credit, LLC (“MREC Onshore”), Mosaic Real Estate Credit TE, LLC ("MREC TE") and MREC International Incentive Split, LP (“MREC IIS” and together with MREC Onshore and MREC TE, the "Mosaic Merger Entities") in exchange for (i)  an equal number of shares of each of Class B-1 Common Stock, $0.0001 par value per share (the “Class B-1 Common Stock”), Class B-2 Common Stock, $0.0001 par value per share (the “Class B-2 Common Stock”), Class B-3 Common Stock, $0.0001 par value per share (the “Class B-3 Common Stock”), and Class B-4 Common Stock, $0.0001 par value per share (the “Class B-4 Common Stock” and, together with the Class B-1 Common Stock, the Class B-2 Common Stock and the Class B-3 Common Stock, the “Class B Common Stock”), of Ready Capital, (ii) non-transferable contingent equity rights (“CERs”) representing the potential right to receive additional shares of Common Stock as of the end of the three-year period following the closing of the Mergers based upon the performance of the assets acquired by Ready Capital pursuant to the Mergers, and (iii) cash consideration in lieu of any fractional shares of Class B Common Stock.

The shares of Class B Common Stock will have dividend, distribution and other rights identical to those of the existing shares of Common Stock, except that the newly issued Class B Common Stock will not be listed on the New York Stock Exchange. The shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 91st, 182nd, 273rd and 365th calendar day, respectively, following the closing date of the Mergers, although Ready Capital may establish an earlier date for any such conversion.

Forward-Looking Statements

This press release includes “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These forward-looking statements are based on current assumptions, expectations and beliefs of Ready Capital and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Ready Capital cannot give any assurance that these forward-looking statements will be accurate. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies. There are a number of risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from the forward-looking statements included herein, including, but not limited to: the risk that the Mergers will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the risk that the parties may not be able to satisfy the conditions to the Mergers in a timely manner or at all; risks related to disruption of management’s attention from ongoing business operations due to the proposed Mergers; the risk that any announcements relating to the Mergers could have adverse effects on the market price of common stock of Ready Capital; the risk that the Mergers could have an adverse effect on the operating results and business of Ready Capital generally; the outcome of any legal proceedings relating to the Mergers; the ability to retain key personnel; the impact of the COVID-19 pandemic on the business and operations, financial condition, results of operations, and liquidity and capital resources of Ready Capital; conditions in the market for mortgage-related investments; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; market conditions; general economic conditions; legislative and regulatory changes that could adversely affect the business of Ready Capital and the Mosaic Merger Entities; risks related to integrating a constructing lending platform; and risks related to the origination and ownership of construction loans and other assets, which are typically short-term loans that are subject to additional risks as compared to loans secured by existing structures or land. All such factors are difficult to predict, including those risks set forth in Ready Capital’s Proxy Statement/Prospectus filed with the SEC on February 7, 2022, annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K that are available on Ready Capital’s website at http://www.readycapital.com and on the SEC’s website at http://www.sec.gov. The forward-looking statements included in this press release are made only as of the date hereof. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Ready Capital undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law.

About Ready Capital Corporation

Ready Capital Corporation (NYSE: RC) is a multi-strategy real estate finance company that originates, acquires, finances and services small- to medium-sized balance commercial loans. The Company specializes in loans backed by commercial real estate, including agency multifamily, investor and bridge as well as U.S. Small Business Administration loans under its Section 7(a) program. Headquartered in New York, New York, the Company employs over 600 professionals nationwide.

Contact

Investor Relations
Ready Capital Corporation
212-257-4666
InvestorRelations@readycapital.com

Additional information can be found on the Company's website at www.readycapital.com